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
                                    Exhibit 21

                           Airgas, Inc. and Subsidiaries


  Corporation Name                       Domicile
__________________________               ________

Airgas- Gulf States, Inc.                   DE
Airgas- Intermountain, Inc.                 DE
Airgas- Michigan, Inc.                      DE
Airgas- Mid America, Inc.                   DE
Airgas- Mid Atlantic, Inc.                  DE
Airgas- Mid South, Inc.                     DE
Airgas- Mountain States, Inc.               DE
Airgas- Nor Pac, Inc.                       DE
Airgas- North Central, Inc.                 DE
Airgas- Northeast, Inc.                     DE
Airgas- Northern California & Nevada, Inc.  DE
Airgas- South, Inc.                         DE
Airgas- Southwest, Inc.                     DE
Airgas- West, Inc.                          CA
Airgas Canada, Inc.                         Canada
Airgas Carbonic Enterprises, Inc.           DE
Airgas Carbonic, Inc.                       DE
Airgas Data,LLC.                            DE
Airgas Direct Industrial Vessel, LLC.       DE
Airgas Direct Industrial, Inc.              DE
Airgas International, Inc.                  VI
Airgas Lyons, Inc.                          DE
Airgas Management (Indian) Pvt. Ltd.        India
Airgas New England Real Estate, Inc.        DE
Airgas Ontario, Inc.                        Canada
Airgas Polska Zo.o                          Poland
Airgas Realty, Inc.                         DE
Airgas Safety, Inc.                         DE
Airgas Specialty Gases, Inc.                TX
American Carbide and Carbon Corporation     DE
AMI Equipment, LLC.                         PA
ATNL, Inc.                                  DE
Cylinder Leasing Corp.                      DE
FORAIR, Inc.                                DE
JWS Airgas, Inc.                            NJ
Kamool Airgas, Ltd.                         Thailand
Mauritius Industrial Gases, Inc.            Mauritius
NEJD Pipeline Co., Inc.                     DE
Nitrous Oxide Corp.                         DE
Poligaz-Gdansk                              Poland
Poligaz, SA.                                Poland
Red-D-Arc, Inc.                             NV
Red-D-Arc Limited                           Canada
RSCI,Inc.                                   DE
Rutland Tool & Supply Co., Inc.             CA

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